UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 5, 2009

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1200

Dallas, TX 75201

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2009, the Board of Directors (the “Board”) of Dean Foods Company (the “Company”) adopted amended and restated bylaws (the “Bylaws”), which will become effective on May 22, 2009, following the Company’s 2009 annual meeting of stockholders. The amendment was adopted to implement a majority voting standard. Pursuant to the amendment, for elections occurring on or after the effective date of the Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the 10th day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders of the Company, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. A majority of the votes cast means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with abstentions and broker nonvotes not counted as a vote cast either “for” or “against” that director’s election). The Bylaws reflecting this amendment are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

In connection with the amendment to the Bylaws described above, the Board also amended its Corporate Governance Principles effective May 22, 2009 to (i) establish procedures under which any incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election shall offer to tender his or her resignation to the Board; and (ii) provide that the Governance Committee shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation and publicly disclose its decision within ninety (90) days following certification of the election results.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Dean Foods Company, effective May 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 9, 2009	DEAN FOODS COMPANY

		By:	/s/ Steven J. Kemps
Steven J. Kemps
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Dean Foods Company, effective May 22, 2009.